UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

RECRUITER.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53641	90-1505893
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300, Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Chief Executive Officer and Chief Operating Officer

On June 18, 2020, the Board of Directors (the “Board”) of Recruiter.com Group, Inc. (the “Company”) appointed Mr. Evan Sohn as the Chief Executive Officer of the Company, effective immediately. Mr. Sohn will also continue to serve as the Chairman of our Board. Mr. Miles Jennings, our former Chief Executive Officer, was appointed as the Company’s President and Chief Operating Officer, effective immediately.

The biographical information for each of Messrs. Sohn and Jennings was previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and is incorporated herein by reference.

There was no arrangement or understanding between either of Messrs. Sohn or Jennings and any other persons pursuant to which either was selected as an officer, and there are no related party transactions between either of them and the Company reportable under Item 404(a) of Regulation S-K.

In connection with his appointment, on June 19, 2020 the Company entered into a one-year Employment Agreement with Mr. Sohn. Pursuant to his Employment Agreement, Mr. Sohn will be paid an annual base salary of $200,000 and is entitled to earn a bonus of up to $200,000, $150,000 of which is based on the Company meeting the following milestones: (i) $50,000 upon the listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) on the Nasdaq Capital Market or NYSE American, or any successor thereof (the “Uplisting”); (ii) $50,000 upon a financing resulting in gross proceeds of at least $5,000,000; and (iii) $50,000 upon the Company first achieving profitability on a quarterly basis during the term of the Employment Agreement. The remaining $50,000 of Mr. Sohn’s bonus under his Employment Agreement will be subject to the determination of the Board in its discretion.

In connection with his appointment, the Board approved a grant to Mr. Sohn pursuant to his Employment Agreement of 554,000 restricted stock units (the “RSUs”), subject to and issuable upon the Uplisting. The RSUs will vest in equal quarterly installments over a two-year period from the date of the Uplisting, subject to Mr. Sohn serving as an executive officer of the Company on each applicable vesting date. The RSUs will be issued under the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”).

The description of Mr. Sohn’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

There have not been any changes in compensatory arrangements with Mr. Jennings in connection with his appointment as President and Chief Operating Officer.

Amendment to the 2017 Plan

On June 18, 2020, the Board approved an increase in the number of shares of Common Stock authorized for issuance under the 2017 Plan from 1,714,000 to 2,770,000 shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement between the Company and Evan Sohn, dated June 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 22, 2020	RECRUITER.COM GROUP, INC.

	By:	/s/ Evan Sohn
Evan Sohn
Chief Executive Officer (Principal Executive Officer)

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